EX-99.A.3.G

                             ARTICLES SUPPLEMENTARY
                          TO ARTICLES OF INCORPORATION
                                       OF
                        UMB SCOUT MONEY MARKET FUND, INC.


            UMB Scout Money Market Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, in accordance with the requirements of Sections 2-208 and 2-208.1 of the Maryland General Corporation Law that:

            FIRST: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.


            SECOND: The total number of shares which the Corporation currently has authority to issue is One Billion Five Hundred Million (1,500,000,000) shares of common stock, with a par value of one cent ($0.01) per share, known as Common Stock and such Common Stock having an aggregate par value of Fifteen Million Dollars ($15,000,000), is classified and allocated into two classes (hereinafter referred to as "series") as follows:


                                     Number of shares of Common
             Name of series        Stock Classified and Allocated
             --------------        ------------------------------
             Federal Portfolio              750,000,000
             Prime Portfolio                750,000,000


            THIRD: The Board of Directors of the Corporation, at a meeting duly convened and held on January 24, 2001, adopted resolutions increasing the authorized capital of the Corporation by Seven Hundred Fifty Million (750,000,000) shares of Common Stock with a par value of one cent ($0.01) per share, to Two Billion Two Hundred Fifty Million (2,250,000,000) shares and allocating and classifying all of the additional shares to the Prime Portfolio series of the Corporation:


                                     Number of shares of Common
             Name of series        Stock Classified and Allocated
             --------------        ------------------------------
             Prime Portfolio               1,500,000,000


            FOURTH: The shares of the Prime Portfolio series so classified and allocated shall have all the rights and privileges as set forth in the Corporation's Articles of Incorporation, as amended and supplemented, the "Articles"), including such priority in the assets and liabilities of such series as may be provided in such Articles.


            FIFTH: The shares of the Prime Portfolio series have been classified by the Board of Directors pursuant to authority contained in the Articles.

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            SIXTH: After giving effect to the increase and to the allocation, the aggregate par value of all Common Stock of the Corporation is Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000) and the total amount of Common Stock, with a par value of one cent ($0.01) per share, allocated to each series is as follows:



                                     Number of shares of Common
             Name of series        Stock Classified and Allocated
             --------------        ------------------------------
             Federal Portfolio             750,000,000
             Prime Portfolio             1,500,000,000


            SEVENTH: The total number of shares of Common Stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

            IN WITNESS WHEREOF, UMB Scout Money Market Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on January 31, 2001.


                                    UMB SCOUT MONEY MARKET FUND, INC.


                                    By: /s/ Stephen S. Soden
                                       ----------------------------------------
                                         Stephen S. Soden
                                         President

Attest:



By: /s/ Martin A. Cramer
   ---------------------------------
     Martin A. Cramer
     Secretary


            THE UNDERSIGNED, President of UMB Scout Money Market Fund, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                       /s/ Stephen S. Soden
                                       -----------------------------------------
                                          Stephen S. Soden
                                          President

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